Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors (each, a “Signatory”) of Numerex Corp., a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Company”), hereby constitutes and appoints Alan B. Catherall and Andrew Ryan (each, an “Agent”, and collectively, “Agents”), or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her seal to, and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), the registration statement relating to shelf registration of $30,000,000 of the Company’s securities on Form S-3 or any other appropriate form and all amendments or supplements (including post-effective amendments), and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed therewith or with respect thereto.   Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or either of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Stratton J. Nicolaides	Chairman of the Board of Directors	April 25, 2011
Stratton J. Nicolaides	and Chief Executive Officer

/s/ Alan B. Catherall	Chief Financial Officer, Principal	April 25, 2011
Alan B. Catherall	Financial and Accounting Officer

/s/ Brian C. Beazer	Director	April 25, 2011
Brian C. Beazer

/s/ George Benson	Director	April 25, 2011
George Benson

/s/ E. James Constantine	Director	April 25, 2011
E. James Constantine

/s/ John G. Raos	Director	April 25, 2011
John G. Raos

/s/ Andrew J. Ryan	Director	April 25, 2011
Andrew J. Ryan